CAPITAL BANK

One Church Street, Suite 300 • Rockville, MD 20850
301.468.8848 • 301.762.1008 *Fax*
www.capitalbankmd.com

Alan W. Jackson

EMPLOYMENT CONTRACT

This contract supersedes any previous contracts and written and oral understandings relating to the employment of Alan W. Jackson ("Jackson") by Capital Bank, N.A ("the Bank") and Capital Bancorp ("the Holding Company").

1. Title and Responsibility: As Executive Vice President, Chief Financial Officer of the Bank and a member of its Executive Management team, Jackson will be responsible for managing the Finance & Accounting Department ("the Department") and serving as Chief Financial Officer for the Holding Company. As such, Jackson will oversee all functions of this department and will be responsible for the targeted objectives of this unit. Additional departmental responsibilities may be added as determined by the Company and the Holding Company.

2. Term: Contract becomes effective on the first day of employment, and expires December 31, 2019 unless sooner terminated in accordance with the terms hereof.

3. Annual Salary: $275,000

4. Bonus: Jackson will be eligible to receive annual bonuses determined at the discretion of the Board of Directors. Jackson bonus will be 30% of his annual base salary at target.

5. Stock Options: Options to acquire shares of Capital Bancorp Common Stock are granted at the discretion of the Bank's Board of Directors, based upon the Bank's performance and other matters deemed relevant by the Board. The Bank agrees to grant to Jackson options to acquire 2,500 shares of Capital Bancorp Common Stock in December 2017 and he shall be eligible for additional grants in future years. These options shall vest as follows:

- Year 1 – 25%
- Year 2 – 50%
- Year 3 – 75%
- Year 4 – 100%
- Year 5 – Options Expire at the end of Year 5 if Not Exercised

The options will be granted at fair market value or determined by an independent study. If the Bank decides to replace the Stock Option Plan with another type of long-term incentive compensation plan, Jackson will be eligible to participate in that plan.

6. Restricted Stock: Restricted Stock shares of Capital Bancorp Common Stock or Capital Bank Common Stock are granted at the discretion of the Bank's Board of Directors. The Bank agrees to grant to Jackson 2,500 shares of restricted stock. These shares shall vest as follows:

- Year 1 – 0%

- Year 2 – 25%
- Year 3 – 50%
- Year 4 – 75%
- Year 5 – 100%

7. Fringe benefits: Jackson will receive the same fringe benefit package as is made available to other Executive Vice Presidents of the Bank. In addition, the Bank will pay for costs associated with Jackson's continuing education needs in relation to necessary financial/accounting designations as well as membership fees for related associations.

8. Relocation: Jackson will be reimbursed for the cost of temporary housing up to $2,000 each month through May 2018. The Bank will pay Jackson a Relocation Bonus of $10,000 (NET) for relocation costs associated with his move from New Jersey, to be paid on his first paycheck.

9. Salary Continuation:

A. If Jackson's employment is terminated voluntarily or for theft, willful violation of law, failure to perform his material duties, death, or disability that renders Jackson unable to perform his job, then, in any such case, Jackson's salary, bonus and fringe benefits will cease upon the termination of his employment.

B. If, following a change of control of the Bank and/or the Holding Company, Jackson's employment is affected in any of the following manners:

- Employment is terminated
- Compensation is reduced and/or the role responsibilities and title are dramatically reduced and/or Jackson is asked to relocate outside of the Washington, DC metropolitan area (and Jackson elects to resign rather than to accept such changes)

the Bank will continue to pay Jackson's salary and fringe benefits for the greater of the remaining term of this contract, or 12 months, providing that such payments will be discontinued after three months if Jackson is employed as an employee or consultant of another financial institution in the Washington, DC metropolitan area. In the event of change of control, all options and restricted stock granted will vest immediately:

C. If, for any reason other than those referred to in paragraphs 9A or 9B above, Jackson's employment is terminated prior to the expiration of this contract, the Bank will continue to pay Jackson's salary and fringe benefits for the greater of twelve (12) months or the remaining term of this contract.

Alan W. Jackson 11/16/17

Alan W. Jackson

Date:

11/16/17

Edward Barry
Chief Executive Officer

Date: